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                                                                   Exhibit 10.33


October 16, 2000

Frank Slootman
[Address intentionally omitted]

Dear Frank,

     In connection with the Employment Agreement (the "Agreement") dated July 14, 2000 between you and Inprise Corporation ("INPRISE"), subject to the approval of the Compensation Committee of the INPRISE Board of Directors, the Agreement is hereby amended as set forth below:

     Paragraph (3) is hereby amended to add the following language: In the event that INPRISE is acquired or is subject to a change in control and, within twelve
(12) months following such acquisition or change in control, you are terminated other than for cause or you are constructively terminated, fifty percent (50%) of the shares not yet vested which are subject to the option granted hereby will be vested and the option covering such shares shall be accelerated and deemed exercisable in full.

     Paragraph (4) is hereby amended to add the following language:
Notwithstanding the foregoing, in the event that INPRISE is acquired or is subject to a change in control and within twelve (12) months following such acquisition or change in control, you are terminated other than for cause or you are constructively terminated, and contingent upon the signing of a general release by you of known and unknown claims, in a form satisfactory to INPRISE, INPRISE will provide you with a lump sum severance payment equal to your then current base salary for four (4) months, less applicable taxes and other withholdings.

For purposes of this Agreement, (i) an "acquisition of the company" shall mean a merger or other transaction in which INPRISE is merged or substantially all of its assets is sold and as a result of such transaction, the holders of INPRISE'S common stock prior to such transaction do not own or control a majority of the outstanding shares of the successor corporation and (ii) a "change of control" shall mean the election of nominees constituting a majority of INPRISE'S Board of Directors which nominees were not approved by a majority of INPRISE'S Board of Directors prior to such election or the acquisition by a third party of twenty percent (20%) or more of INPRISE'S outstanding shares which acquisition was without the approval of a majority of the Board of Directors of INPRISE in office prior to such acquisition.

For purposes of this Agreement, termination for "cause" shall mean termination of your employment relationship with INPRISE for any of the following reasons:
(i) theft, embezzlement, misconduct, misappropriation of funds or property, or fraud against, or with respect to the business of INPRISE; (ii) breach by you of any material term of this Agreement or any other agreement between you and INPRISE, if such breach is capable of being cured, the failure by you to cure such breach within ten (10) business days of written notice of such breach;
(iii) your conviction of any crime that impairs your performance of duties for INPRISE; (iv) as a result of your reckless or willful misconduct, you commit any act that causes, or knowingly fails to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of INPRISE or (v) after written notice to you, and a reasonable opportunity to correct, your failure or inability to perform any of your assigned duties for INPRISE. "Constructive termination" shall mean any one or more of the following without your express written consent: (i) the relocation of the principal place of your employment to a location that is more than (50) miles from both Scotts Valley, CA and San Mateo, CA; (ii) any failure by INPRISE to pay, or any material reduction by INPRISE of, your base salary or benefits (unless reductions comparable in amount and duration are concurrently made for all other employees of INPRISE with responsibilities, organizational
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level and title comparable to yours); or (iii) any material diminution of your responsibilities from that which you have been delegated as of the date hereof.


     Other than as expressly modified above, all of the other terms and conditions of the Agreement dated July 14, 2000 shall remain in full force and effect without modification.


Sincerely,

INPRISE CORPORATION


By:       /s/ Roger A. Barney
   ---------------------------------
   Roger A. Barney
   Senior Vice President, Corporate Services and
   Chief Administrative Officer



AGREED AND ACCEPTED ON
THIS 22/ND/ DAY OF NOVEMBER 2000

         /s/ Frank Slootman
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Frank Slootman